UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 L Street, NW,	Washington,	DC	20005
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.01 par value)	CSGP	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following items, which are more fully described in our proxy statement dated April 24, 2020, were submitted to a vote of the  stockholders of CoStar Group at the Company’s 2020 Annual Meeting held on June 3, 2020. The final voting results are as follows:

1.The following nominees were elected to our Board of Directors to serve until the next annual meeting of the Company’s stockholders or until his or her successor is elected and qualified: Michael R. Klein, Andrew C. Florance, Laura Cox Kaplan, Michael J. Glosserman, John W. Hill, Robert W. Musslewhite, Christopher J. Nassetta and Louise S. Sams.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Michael R. Klein	31,233,626	1,532,480	21,827	694,993
Andrew C. Florance	32,587,992	188,156	11,785	694,993
Laura Cox Kaplan	32,670,032	106,422	11,479	694,993
Michael J. Glosserman	32,316,786	458,996	12,151	694,993
John W. Hill	32,671,166	104,418	12,349	694,993
Robert W. Musslewhite	32,683,732	91,989	12,212	694,993
Christopher J. Nassetta	31,080,336	1,696,143	11,454	694,993
Louise S. Sams	32,687,963	87,855	12,115	694,993

2.The appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified upon the following vote:

Votes For	32,797,365
Votes Against	674,353
Abstentions	11,208

3.The advisory resolution on executive compensation was approved upon the following vote:

Votes For	29,169,102
Votes Against	3,443,564
Abstentions	175,267
Broker Non-Votes	694,993

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date:	June 4, 2020	/s/ Scott T. Wheeler

Name: Scott T. Wheeler
Title: Chief Financial Officer